SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2005

EDUCATION LENDING GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29995	33-0851387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12760 High Bluff Drive, Suite 210, San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 617-6080

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

Education Lending Group, Inc. (the “Company”) issued a press release on January 4, 2005 announcing that it executed an Agreement and Plan of Merger (the “Merger Agreement”) with CIT Group Inc. (“CIT”) and an acquisition subsidiary of CIT Group Inc. (“Merger Sub”). On the same date, the Company entered into a Rights Agreement with American Stock Transfer & Trust Company (the “Rights Agreement”) and modified employment arrangements with six of the Company’s executive officers (the “Employment Modifications”).

MERGER AGREEMENT

On January 4, 2005, the Company entered into the Merger Agreement with CIT and Merger Sub. Pursuant to the Merger Agreement, CIT has agreed to promptly cause Merger Sub to commence a tender offer for all of the issued and outstanding shares of common stock of the Company for a per share price of $19.05, net to the seller in cash. The obligation of CIT and Merger Sub to complete the tender offer is subject to, among other customary conditions, that at least a majority of the Company’s common stock outstanding on a fully diluted basis be tendered pursuant to the tender offer. After the completion of the tender offer and the satisfaction of other customary conditions, Merger Sub will be merged with and into the Company, the Company will survive the merger and each share of the Company’s common stock that remains outstanding after the tender offer will automatically be converted into the right to receive $19.05 in cash.

In the Merger Agreement, the Company has agreed that it will not, from the date of the Merger Agreement until the effective time of the merger or the earlier termination of the Merger Agreement, (i) solicit, initiate or take any action to facilitate the consummation of, or enter into any agreement with respect to, a competing proposal to acquire the Company or (ii) engage or participate in discussions or negotiations with any third party regarding a competing acquisition proposal, unless (A) such action is taken in connection with an unsolicited acquisition proposal and (B) in the good faith judgment of the Company’s board of directors the competing acquisition proposal constitutes, or is reasonably likely to result in, a superior transaction and the failure to take such action would be a breach of the fiduciary duties of the Company’s board of directors. If the Company exercises its right under these provisions to pursue a competing acquisition proposal or takes certain other actions in support of a competing acquisition proposal, or if under certain circumstances a competing acquisition proposal is successful, the Company will be required to pay a termination fee to CIT in the amount of $13.5 million.

The Merger Agreement contains customary representations and warranties of the Company, CIT and Merger Sub. The Merger Agreement may be terminated by either the Company or CIT if the tender offer is not consummated by March 31, 2005 or if the merger is not consummated by December 31, 2005, other than due to the failure of the terminating party to fulfill its obligations under the Merger Agreement.

A copy of the Merger Agreement is included herein as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

In connection with the tender offer, CIT and Merger Sub will file with the Securities and Exchange Commission a tender offer statement on Schedule TO, and the Company will file with the Commission a solicitation/recommendation statement on Schedule 14D-9. The Company’s stockholders are advised to read CIT’s tender offer statement and the Company’s solicitation/recommendation statement when they are available because they will contain important information about CIT and the Company, the tender offer and the merger. The Company’s stockholders may obtain free copies of these statements, when they are filed, from the Commission’s website at www.sec.gov.

RIGHTS AGREEMENT

On January 4, 2005, the Company entered into a Rights Agreement (the “Rights Agreement”) with American Stock Transfer & Trust Company, as rights agent. Pursuant to the Rights Agreement, the Company has declared the distribution of one right for each outstanding share of common stock of the Company and authorized the distribution of one right for each share of common stock of the Company issued in the future. Each right initially represents the right to purchase one unit (a “Unit”) consisting of one-hundredth of a share of Series A Preferred Stock of the Company for a purchase price equal to $20.00 (the “Purchase Price”). The Series A Preferred Stock has the right to receive dividends in an amount equal to 100 times any dividend paid on the Company’s common stock and proceeds upon liquidation of the Company in an amount equal to 100 times the proceeds paid with respect to the Company’s common stock, and has 100 votes per share.

Upon the occurrence of, among other events, any person acquiring 15% or more of the Company’s outstanding shares of common stock, the rights flip in and allow the holder to acquire, upon payment of the Purchase Price, a number of Units equal to the result obtained by (x) multiplying the then-current Purchase Price by the number of Units for which a right was exercisable immediately prior to the triggering event and (y) dividing that product by 50% of the then-current market price per Unit.

The Company can amend the Rights Agreement, or redeem the rights for a price of $0.01 per right, at any time before the earlier of the expiration of the Rights Agreement or ten days after the rights flip in. The Rights Agreement expires on June 30, 2005.

A copy of the Rights Agreement is included herein as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Rights Agreement is qualified in its entirety by reference to the full text of the Rights Agreement.

EMPLOYMENT MODIFICATIONS

On January 4, 2005, the Company entered into amendments to existing employment agreements with Robert deRose, its Chief Executive Officer, Michael H. Shaut, its President and Chief Operating Officer, James G. Clark, its Executive Vice President and Chief Financial Officer, and Douglas L. Feist, its Executive Vice President, Secretary and General Counsel, and into new employment letters with Fabrizio Balestri, President and Chief Executive Officer of its subsidiary, Student Loan Xpress, Inc., and David A. Beach, the Company’s Executive Vice President and Chief Marketing Officer.

Each of Messrs. deRose, Shaut and Feist agreed to a three-year term of employment beyond the effective time of the Merger, modifications of termination provisions so that he will not be able to terminate with full benefits solely because of the consummation of the acquisition by CIT, and an extension of his covenant not to compete so that it applies while he is employed during the agreed upon three-year term and, in the cases of Messrs. deRose and Shaut, for three years after termination of that employment. Mr. Clark agreed to continue in the Company’s employ for up to five months after the effective time of the Merger in order to help with the transition. The new employment letter with each of Messrs. Balestri and Beach provides for a three-year term of employment beyond the effective time of the Merger, for specified equity grants during 2005, for a stay bonus, one half of which is payable if the executive remains in the employ of the Company for the full three-year term and the other half of which will be paid at the end of that term only if certain financial performance goals are met, and a covenant not to compete that continues in effect through the third anniversary of the Effective Time.

Copies of the amendments and the new letter agreements are included herein as Exhibits 10.2 through 10.7 and are incorporated herein by reference. The foregoing description of these items is qualified in its entirety by reference to the full text of the amendments and the new letter agreements.

ITEM 9.01 Financial Statements and Exhibits

(c) Exhibits:

2.1	Agreement and Plan of Merger, dated January 4, 2005, by and among Education Lending Group, Inc., CIT Group, Inc. and an acquisition subsidiary of CIT Group Inc.

10.1	Rights Agreement, dated January 4, 2005, by and between Education Lending Group, Inc. and American Stock Transfer & Trust Company.

10.2	Amendment Agreement, dated January 4, 2005, by and between Education Lending Group, Inc. and Robert deRose.

10.3	Amendment Agreement, dated January 4, 2005, by and between Education Lending Group, Inc. and Michael H. Shaut.

10.4	Letter Agreement, dated January 4, 2005, by and between Education Lending Group, Inc. and James G. Clark.

10.5	Amendment Agreement, dated January 4, 2005, by and between Education Lending Group, Inc. and Douglas L. Feist.

10.6	Letter Agreement, dated January 4, 2005, by and between Education Lending Group, Inc. and Fabrizio Balestri.

10.7	Letter Agreement, dated January 4, 2005, by and between Education Lending Group, Inc. and David A. Beach.

99.1	Press release, dated January 4, 2005 (incorporated by reference to the press release filed under cover of Schedule 14D-9 by Education Lending Group, Inc. on January 5, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Education Lending Group, Inc.

By:	/s/ Robert deRose
Robert deRose
Chief Executive Officer

Date: January 5, 2005

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Agreement and Plan of Merger, dated January 4, 2005, by and among Education Lending Group, Inc., CIT Group, Inc. and an acquisition subsidiary of CIT Group Inc.

10.1	Rights Agreement, dated January 4, 2005, by and between Education Lending Group, Inc. and American Stock Transfer & Trust Company.

10.2	Amendment Agreement, dated January 4, 2005, by and between Education Lending Group, Inc. and Robert deRose.

10.3	Amendment Agreement, dated January 4, 2005, by and between Education Lending Group, Inc. and Michael H. Shaut.

10.4	Letter Agreement, dated January 4, 2005, by and between Education Lending Group, Inc. and James G. Clark.

10.5	Amendment Agreement, dated January 4, 2005, by and between Education Lending Group, Inc. and Douglas L. Feist.

10.6	Letter Agreement, dated January 4, 2005, by and between Education Lending Group, Inc. and Fabrizio Balestri.

10.7	Letter Agreement, dated January 4, 2005, by and between Education Lending Group, Inc. and David A. Beach.

99.1	Press release, dated January 4, 2005 (incorporated by reference to the press release filed under cover of Schedule 14D-9 by Education Lending Group, Inc. on January 5, 2005).